UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2017

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-210698	26-4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                Regulation FD Disclosure.

In due diligence discussions with a financing source in connection with a proposed private offering of senior secured notes to such financing source, Jack Cooper Enterprises, Inc. (“JCEI”), parent company to Jack Cooper Holdings Corp. (“JCHC” and, together with JCEI, the “Company”), disclosed estimates for its consolidated revenue and Adjusted EBITDA for the fiscal year ending December 31, 2017 (collectively, the “Estimated Information”). The Company agreed with the financing source to publicly disclose the Estimated Information.

Specifically, JCEI currently expects consolidated revenue, including fuel surcharge, for the fiscal year ending December 31, 2017 to decline by approximately $60 million to $70 million as compared to fiscal year ended December 31, 2016. In addition, JCEI expects Adjusted EBITDA for the fiscal year ending December 31, 2017 to be relatively flat to modestly lower as compared to the prior year.

The Estimated Information, including the Adjusted EBITDA estimate for the fiscal year ended December 31, 2017, includes the impact of (i) the loss of business from a customer, Nissan Motor Co., Ltd. (“Nissan”), (ii) the loss of revenue associated with extended plant shut down periods, (iii) costs associated with the closure of certain locations, (iv) the ratification incentive associated with passage of the collective bargaining agreement with the International Brotherhood of Teamsters, and (v) costs associated with the termination of employees during 2017 as a result of cost savings initiatives.  Items (i) through (v) above are expected to reduce Adjusted EBITDA for the fiscal year ending December 31, 2017 by approximately $10 million. The Estimated Information constitutes forward-looking statements based on management’s estimates as of the date hereof, and JCEI’s actual results may be materially different from the Estimated Information.

As noted above, the Estimated Information reflects the impact of the loss of revenue from Nissan, which notified the Company on April 4, 2017 that it has elected to terminate its ongoing business with the Company effective 90 days from notice. The Estimated Information assumes no additional reduction in business from the Company’s existing customers; however, the Company’s customers (including its three largest customers) have expressed concern regarding the Company’s financial condition and significant leverage and have indicated that they are closely monitoring the Company’s financial condition. Accordingly, the failure to reduce the Company’s consolidated indebtedness may result in the loss of additional business, and there can be no assurance that the Company will be able to successfully reduce its indebtedness. Any reduction in business from any of its customers as a result of the Company’s failure to reduce its indebtedness or otherwise would negatively impact the Estimated Information, and any loss of business, including from one of the Company’s three largest customers, would have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows. For additional information regarding risks related to customer losses as a result of the Company’s financial condition see “Risk Factors—The loss of any major customer would adversely affect our business” in JCHC’s Annual Report on Form 10-K for the year ended December 31, 2016.

The Estimated Information constitutes forward-looking statements and is not a guarantee of future performance. The Estimated Information is preliminary and reflects management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. The Estimated Information is based upon a number of assumptions and estimates that are in turn based on management’s analysis of the various factors which currently, and could in the future, impact the business of the Company. These assumptions and estimates are inherently uncertain and subject to significant business, operational, economic, and competitive uncertainties and contingencies. Certain of the assumptions relate to business decisions that are subject to change, including, among others, the Company’s cost savings initiatives, its anticipated business strategy, and its ability to anticipate and react to business trends. Other assumptions relate to risks and uncertainties beyond the Company’s control, including, among others, the economic environment in which it operates as well as government regulation and other developments in the industry. The Company’s actual results for the fiscal year ending December 31, 2017 may differ materially from the estimates set forth herein if any of these assumptions prove incorrect. The Company assumes no obligation to update any forward-looking statement as a result of new information, future events, or other factors. As noted above, the Company is disclosing the Estimated Information at the request of a financing source and for no other purpose. Accordingly, investors should not rely on the Estimated Information, including when making a decision whether to invest in the Company’s securities or to participate in any offers with respect to the Company’s indebtedness, and the Estimated Information should not be viewed as a substitute for the Company’s historical financial information. Additional factors that could cause actual results or outcomes to differ from the Estimated Information, include, among other things the risks described under the caption “Risk Factors” in JCHC’s Annual Report on Form 10-K for the year ended December 31, 2016.

The Estimated Information does not purport to present JCHC’s or JCEI’s financial condition in accordance with generally accepted accounting principles (“GAAP”) in the United States. JCHC’s and JCEI’s independent accountants have not examined, compiled or otherwise applied procedures to the Estimated Information and, accordingly, do not express an opinion or any other form of assurance with respect to such information.

Adjusted EBITDA is a non-GAAP metric. For additional information regarding Adjusted EBITDA see JCHC’s Annual Report on Form 10-K for the period ended December 31, 2016.

The information included in this Form 8-K under Item 7.01 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless JCHC specifically states that the information is to be considered “filed” under the Exchange Act or expressly incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: April 12, 2017	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer